UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
March 25, 2016

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 17, 2016, the Board of Directors of Merchants Bancshares, Inc. (the “Company”) appointed Mr. Joseph F. Larkin to serve as a Class III director until the Company’s 2017 Annual Meeting of Shareholders. Mr. Larkin will be entitled to receive the Company’s standard compensation for non-employee directors, which currently consists of annual retainers and fees for attendance at meetings. Mr. Larkin will also be eligible to participate in the Amended and Restated 2008 Compensation Plan for Non-Employee Directors and Trustees on the same terms as all other non-employee directors of the Company.

There are no understandings or arrangements between Mr. Larkin and any other person pursuant to which he was elected as a director of the Company. There are no related party transactions between the Company and Mr. Larkin or his related interests that are reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

	By:	/s/ Eric A. Segal
	Name:	Eric A. Segal
	Title:	Interim Principal Financial Officer, Principal Accounting Officer and Treasurer
Date: March 25, 2016